UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2020

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RCMT	The NASDAQ Stock Market LLC

Item 1.01  Entry into a Material Definitive Agreement.

Stock Purchase Agreement
On June 2, 2020, RCM Technologies, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement, dated as of June 2, 2020 (the “Stock Purchase Agreement”), by and among the Company, the other Purchasers named therein, and certain stockholders of the Company listed on Schedule A thereto. Pursuant to the Stock Purchase Agreement, the Purchasers purchased an aggregate of 2,958,139 shares of the Company’s common stock, $0.05 par value per share (“Common Stock”), from certain sellers named therein (the “Selling Group”).
Of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company purchased 1,858,139 shares; Bradley S. Vizi, the Company’s Executive Chairman and President, purchased 850,000 shares, Kevin D. Miller, the Company’s Chief Financial Officer, purchased 150,000 shares and Roger H. Ballou, a member of the Company’s Board of Directors (the “Board”), purchased 100,000 shares, all for a purchase price per share of $1.20, with the consideration paid by the Company consisting of an unsecured subordinated promissory note (the “Note”) in the amount of $2,229,766.80, and the consideration paid by the other Purchasers consisting of an aggregate amount of $1,320,000, paid in cash. The Note accrues interest at an annual rate of 9.00%, compounded annually, payable quarterly in arrears commencing on September 1, 2020 and continuing on each December 1, March 1, June 1 and September 1 thereafter, and has a maturity date of August 10, 2023. Subject to the applicable provisions of the Subordination Agreement (as defined below), the Note becomes immediately due and payable in the event of a default by the Company.
In connection with the issuance of the Note the Company entered into a subordination agreement, dated as of June 2, 2020 (the “Subordination Agreement”), by and among the Company, the subsidiaries of the Company listed on the signature pages thereto, IRS Partners No. 19, L.P., a member of the Stockholder Group, and Citizens Bank, N.A.
The transactions contemplated by the Stock Purchase Agreement were disclosed to and approved by disinterested members of the Board and the Audit Committee of the Board, including as an approved “related party transaction” for purposes of Nasdaq Marketplace Rule 5630.
The following is a summary description of the material terms and conditions of the Stock Purchase Agreement, the Note and the Subordination Agreement. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, the Note and the Subordination Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

Amendment No. 2 to Loan Agreement
On June 2, 2020, the Company entered into an Amendment No. 2 (the “Amendment”) to that certain Third Amended and Restated Loan Agreement, dated as of August 9, 2018 (as amended by the Amendment, the “Loan Agreement”), by and among the Company and all of its subsidiaries, and Citizens Bank, N.A., a national banking association (as successor by merger to Citizens Bank of Pennsylvania), in its capacities as lender and as administrative agent and arranger.

The Amendment (i) modifies certain aspects of the financial covenants under the Loan Agreement, including the definition of “Consolidated Total Funded Debt to Consolidated EBITDA Ratio” and the required compliance levels for such ratio, (ii) authorizes the transactions contemplated by the Stock Purchase Agreement, and (iii) modifies the interest rate provisions of the Loan Agreement to include customary LIBOR replacement protocols.

The following is a summary description of the material terms and conditions of the Amendment. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 regarding the Note, the Subordination Agreement and the Amendment is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Number	Description
10.1	Stock Purchase Agreement, dated as of June 2, 2020, by and among RCM Technologies, Inc., the other Purchasers named therein and the Selling Stockholders named therein.
10.2	9.00% Subordinated Note, dated as of June 2, 2020, made by RCM Technologies, Inc. in favor of IRS Partners No. 19, L.P.
10.3
Subordination Agreement, dated as of June 2, 2020, by and among RCM Technologies, Inc., the subsidiaries of RCM Technologies, Inc. listed on the signature pages thereto, IRS Partners No. 19, L.P. and Citizens Bank, N.A.

10.4
Amendment No. 2 to Third Amended and Restated Loan Agreement, dated as of June 2, 2020, by and among RCM Technologies, Inc., all of the subsidiaries of RCM Technologies, Inc. and Citizens Bank, N.A., a national banking association (as successor by merger to Citizens Bank of Pennsylvania), in its capacities as lender and as administrative agent and arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC. (Registrant)

Date: June 2, 2020	By:	/s/ Kevin D. Miller
Name: Kevin D. Miller Title: Chief Financial Officer

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